As filed with the Securities and Exchange Commission on December 17, 2015
Registration No. 333-195272

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
FORM S-8

REGISTRATION STATEMENT UNDER THE
 SECURITIES ACT OF 1933

Homeowners of America Holding Corporation
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	57-1219329 (I.R.S. Employer Identification No.)

1333 Corporate Drive, Suite 325
Irving, Texas 75038
 (Address of principal executive offices,
including zip code)

2013 Equity Compensation Plan
2005 Management Incentive Plan
(Full title of the plan)

Spencer W. Tucker
President and Chief Executive Officer
Homeowners of America Holding Corporation
1333 Corporate Drive, Suite 325
Irving, TX 75038
(972) 607-4241
(Name, address and telephone number,
  including area code, of agent for service)

Copy to:

Mark Goglia, Esq.
Goglia Howard PLLC
12221 Merit Drive, Suite 1630
Dallas, TX 75251
(214) 975-3940
_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Homeowners of America Holding Corporation (the "Company") filed with the Securities and Exchange Commission a registration statement on Form S-8, Number 333-195272, on April 15, 2014 (the "Registration Statement"), to register common shares of the Company (the "Securities") to be offered under the Company's 2013 Equity Compensation Plan and 2005 Management Incentive Plan (the "Plans").

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to remove from registration such portion of the Securities, registered under the Registration Statement, which have not been issued or sold as of the date this Amendment is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on December 17, 2015.

Homeowners of America Holding Corporation

By:	/s/ Spencer W. Tucker
Spencer W. Tucker
President and Chief Executive Officer